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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): -July 17, 2006 (July 13, 2006)

                                   ONEIDA LTD.

             (Exact name of registrant as specified in its charter)

            New York                   1-5452                  15-0405700
(State or other jurisdiction  (Commission File Number)      (IRS Employer
         of incorporation)                                Identification No.)

163-181 Kenwood Avenue, Oneida, New York                  13421
(Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (315) 361-3000

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)







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[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO  MATERIAL AGREEMENTS.

               (a) Oneida Ltd. has signed a Letter of Intent to be acquired by an entity to be formed by D. E. Shaw Laminar Portfolios, L.L.C. and Xerion Capital Partners LLC, both current Oneida shareholders. The Proposed Transaction will result in the issuance by the Company to Buyer of 100% of the equity interest of Reorganized Oneida in consideration of the purchase price of at least $222,500,000. This transaction would occur through a plan funding agreement providing for substantially similar treatment as outlined in the Company's current plan of reorganization, except that all claims, including the Secured Tranche B Claims, will be assumed or paid in full unless otherwise agreed to with a particular claimholder; provided, however, that holders of the Secured PBGC Claim and the Unsecured PBGC Claims will receive substantially similar treatment as set forth in the Current Plan, unless otherwise agreed to or as determined by the Bankruptcy Court.

               (b) On June 29, 2006 Oneida Ltd. entered into an Employment Agreement (the "Agreement") with James E. Joseph, the Company's President ("Mr. Joseph"). This Agreement provides that Mr. Joseph will be employed by the Company as President, at an annual base salary of $300,000.00. In addition, the Agreement requires the Company to pay or reimburse Mr. Joseph for various relocation expenses. The Agreement further provides for a signing bonus, participation in the Company's annual cash incentive plan, participation in any long term incentive plan developed by the Company and severance payments in certain circumstances. The Agreement also contains certain other provisions that are standard in agreements with senior executives including provisions regarding employee benefits, no-solicitation, non-competition and confidentiality.

ITEM 7.01.     REGULATION FD DISCLOSURE.

               On July 14, 2006 Oneida Ltd. (the "Company") issued a press release announcing that it has signed a Letter of Intent to be acquired by an entity to be formed by D. E. Shaw Laminar Portfolios, L.L.C. and Xerion Capital Partners LLC, both current Oneida shareholders. A copy of the

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               press release is attached hereto as Exhibit 99.1 and is
               incorporated by reference.

               The information contained in Item 7.01 to this Form 8-k and
               Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.     FINANCIAL STATEMENTS & EXHIBITS.

               (c.) Exhibits

                    EXHIBIT 10.1 Proposal to Acquire Reorganized Oneida Ltd. dated July 14, 2006

                    EXHIBIT 10.2  Letter Agreement with James E. Joseph

                    EXHIBIT 99.1  Press Release dated July 14, 2006.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ONEIDA LTD.

                            By: /s/ ANDREW G. CHURCH
                                -----------------------
                                Andrew G. Church
                                Senior Vice President &
                                Chief Financial Officer

Dated: July 17, 2006

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